Exhibit 10.1

FARMOUT AGREEMENT

THIS FARMOUT  AGREEMENT (this “Agreement”), dated as of November ___, 2011 (the “Execution Date”), by and among Alamo Energy Corp., a Nevada corporation (the “Seller”), and Northdown Energy Limited., a limited liability company registered in England (“Buyer”).  Seller and Buyer are referred to collectively herein as the “Parties” and individually as a “Party.”  Capitalized terms not otherwise defined shall have the meanings assigned to such terms in Article X.

WITNESSETH:

WHEREAS, Seller owns ninety percent (90%) of the legal and beneficial interests in UK Landward Licence PEDL 245 (the “Licence”), comprising UK Landward Blocks TQ26, 36, 46 and 56 (the “Licence Blocks”); and

WHEREAS, Buyer desires to purchase an undivided forty-five percent (45%) legal and beneficial interest in the Licence from Seller (the “Transferred Interest”) (being one half of Seller’s current legal and beneficial interest in the Licence) and to become responsible for one-half of Seller’s responsibilities under the Aimwell Energy Limited ( “Aimwell”)/Alamo Energy Corp. agreement dated 11 January 2010 (the “Aimwell Agreement”) upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I.
SALE AND PURCHASE

Section 1.1.    Agreement to Sell and to Purchase.

(a) On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, in consideration of the Purchase Price (as hereinafter defined) Seller will assign, transfer and convey as beneficial owner the Transferred Interest upon the terms and conditions specified in the Deed of Interest Assignment together with one half of the benefits and liabilities under the Aimwell Agreement to Buyer, and Buyer shall purchase and accept from Seller, the Transferred Interest, free and clear of any liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions of any nature whatsoever (“Encumbrances”), except for (1) restrictions arising under the Licence; (2) the applicable terms and conditions of the Aimwell Agreement and (3) Encumbrances that result from the actions of Buyer.

(b) The closing of the sale and purchase set forth in Section 1.1(a) (the “Closing”) shall take place at Alamo’s UK office (or at such other place as the Parties shall agree in writing) on the date hereof or such later day as the Parties shall agree.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(c) Buyer hereby agrees that effective simultaneously with the Closing and its acquisition of the Transferred Interest, it will be bound by and subject to the terms and conditions of the Licence.

(d) Buyer hereby agrees that effective simultaneously upon consummation of the Closing and the delivery of the Licence Assignment of the Transferred Interest, Buyer will assume and agree to pay, perform and discharge when due its proportionate share of the duties and liabilities of the Licensee under the Licence from and after the consummation of the Closing.

(e) Buyer hereby agrees that effective simultaneously upon consummation of the Closing and the delivery of the Deed of Interest Assignment, Buyer will assume and agree to pay, perform and discharge when due its one-half share of the duties and liabilities of the Seller under the Aimwell Agreement from and after the consummation of the Closing.

Section 1.2.    Deliveries at Closing.

(a) Prior to Closing, the Parties shall take the following actions, and at the Closing, the Seller shall make the following deliveries to Buyer and take the following further actions:

(i) Transfer of Transferred Interest.  The Licence Assignment in the form attached hereto as Exhibit A, evidencing the assignment, transfer and delivery to Buyer of the Transferred Interest, duly executed by Seller (the “Licence Assignment”).

(ii) Deed of Interest Assignment. The Deed of Interest Assignment in the form attached hereto as Exhibit B duly executed by Seller and Aimwell

(iii) Novation and Amendment of Participation Agreement regarding Petroleum Exploration and Development Licence PEDL 245 dated 14 October, 2008.  The Novation and Amendment of Participation Agreement regarding Petroleum Exploration Licence PEDL 245 in the form attached hereto as Exhibit C, duly executed by Seller and Aimwell (the “Novation and Amendment Agreement”)

(iv) Joint Operating Agreement. The Joint Operating Agreement in the form attached hereto as Exhibit D, duly executed by Seller and Aimwell (the “JOA”).

(b) At the Closing, the Buyer shall make the following deliveries to Seller and take the following further actions:

(i) Purchase Price.  At the Closing, the Buyer shall make payment to the Seller of the Purchase Price.

(ii) Transfer of Transferred Interest.  The Licence Assignment duly executed by Buyer.

(iii) Deed of Interest Assignment.  The Deed of Interest Assignment duly executed by Buyer.

(iv) Novation and Amendment of Participation Agreement. The Novation and Amendment Agreement duly executed by Buyer.

(v) Joint Operating Agreement. The JOA duly executed by Seller.

Section 1.3.    Purchase Price.  The Purchase Price shall be Sixty Thousand Pounds Sterling (£60,000), payable to Seller as specified below (the “Purchase Price”).  The Purchase Price shall be paid by wire transfer to the Seller in immediately available funds made to such bank account or accounts as designated in writing by the Seller.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Execution Date, and also as of the Closing Date (except to the extent that any representation is specifically limited by the terms of such representation to the date of this Agreement or another specified date), the Seller hereby represents and warrants to Buyer as follows:

Section 2.1.    Organization.  The Seller (i) is a corporation, duly incorporated or formed, validly existing and in good standing under the Laws of Nevada, (ii) has all requisite legal and entity power and authority to own, lease and operate its properties and to conduct its businesses as currently owned and conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties requires it to so qualify, except with respect to circumstances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair the Seller’s ability to perform its obligations under this Agreement.

Section 2.2.    Validity of Agreement; Authorization.  Seller has (with respect to this Agreement), or on the Closing Date and at the time of Closing will have (with respect to all other Transaction Documents to which it is a party), full power and authority to enter into this Agreement and the other Transaction Documents to which it is party and to perform its obligations hereunder and thereunder and to comply with the terms and conditions hereunder and thereunder. The execution and delivery of this Agreement and such other Transaction Documents and the performance by the Seller of its obligations hereunder and thereunder have or will have been duly authorized by the appropriate governing body of the Seller, and no other proceedings on the part of the Seller are or will be necessary to authorize such execution, delivery and performance. This Agreement and the other Transaction Documents to which the Seller is party have been (in the case of this Agreement), or will be at the Closing (in the case of such other Transaction Documents), duly executed and delivered by the Seller and constitute (in the case of this Agreement), or will constitute at the Closing (in the case of such other Transaction Document) the Seller’s valid and binding obligation enforceable against the Seller in accordance with its terms.

Section 2.3.    No Conflict or Violation.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party does not and will not: (a) violate or conflict with any provision of the Organizational Documents of the Seller; (b) violate any applicable provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation (“Law”) of any Governmental Authority binding on the Seller; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any agreements, arrangements or judgments to which the Seller is a party; (d) result in the creation or imposition of any Encumbrances, limitations or restrictions upon any of the properties or assets of the Seller; or (e) following the receipt of the consent of DECC, result in the cancellation, modification, revocation or suspension of any consent, the Licence, permit, certificate, franchise, authorization, registration or filing with any Governmental Authority of the Seller as could not reasonably be expected to have a Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair the Seller’s ability to perform its obligations under this Agreement.

Section 2.4.    Consents and Approvals.  Except as could not reasonably be expected to have a Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair the Seller’s ability to perform its obligations under this Agreement, the Seller’s execution and delivery of this Agreement or the other Transaction Documents to which the Seller is party or performance of its obligations hereunder or thereunder, does not require the consent, approval, waiver or authorization of, or filing, registration or qualification with, any Person.

Section 2.5.    No Claims on Seller. There are no Legal Proceedings pending or, to the Knowledge of Seller threatened, against or involving the Seller that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to prevent or delay the consummation of the transaction contemplated by this Agreement or to impair the Seller’s ability to perform its obligations under this Agreement, and there is no order, judgment, injunction or decree of any Governmental Authority outstanding against the Seller that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to prevent or delay the consummation of the transaction contemplated by this Agreement or to impair the Seller’s ability to perform its obligations under this Agreement.  “Legal Proceeding” shall mean any judicial or administrative, suits, proceedings (public or private), claims, investigations or proceedings before any Governmental Authority or arbitral actions.

Section 2.6.    Accounting.  Seller has kept its books, records and accounts in respect of the application for (and otherwise in connection with) the Licence in accordance with all applicable Law.

Section 2.7.    Ownership. Seller is the sole and full legal, beneficial and equitable owner of the Transferred Interest with the right to assign the same to Buyer.

Section 2.8.    Encumbrances.  The Transferred Interest is free of all Encumbrances and royalty obligations, save only the obligations under the Licence and the Aimwell Agreement.

Section 2.9.    No Claims on Licence.  The Licence and the Transferred Interest are not subject to any judgments or judicial or arbitral awards and there is no agreement to create the same nor, to the Knowledge of Seller, is there any notice of any pending or threatened litigation, arbitration, administrative, bankruptcy or insolvency proceedings, force majeure, environmental liabilities, governmental inquiries or notices from DECC or any local authority having responsibility for the area held under the Licence.

Section 2.10.            Due Diligence.  Seller has provided Buyer with true and accurate copies of the Licence documents including information relating to currently planned activity regarding the Licence and budgets that it considers, acting reasonably, to be relevant to the Transferred Interest.

Section 2.11.      Environmental Issues.  To the Knowledge of Seller, there are no material environmental liabilities affecting the Transferred Interest or any health or safety or environmental incident which would materially affect the value of the Transferred Interest.

Section 2.12.      No Breach.  There is no default or material breach by Seller under the Licence or the Aimwell Agreement.

Section 2.13.              No Other Agreement.  Except for this Agreement and the Aimwell Agreement, Seller is not a party to any other agreement, undertaking or arrangement with a third party in relation to the Licence.

Section 2.14.      Required Licence Program.  To the Knowledge of Seller, DECC has not given any indication of its intention to require any works in excess of or different from, those currently set out in the Licence.

Section 2.15.              Operations.  During the period of its ownership of the Licence and the Transferred Interest, Seller has carried on its activities in relation to the Licence and the Transferred Interest in all material respects in the usual course of its business and in accordance with good and prudent international oil and gas industry practices.

Section 2.16.      Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

As of the date hereof and also as of the Closing Date (except to the extent that any representation is specifically limited by the terms of such representation to the date of this Agreement or another specified date), Buyer hereby represents and warrants as follows:

Section 3.1.      Organization.  Buyer is (i) a limited company duly formed, validly existing and in good standing under the Laws of England, (ii) has all requisite legal and entity power and authority to own, lease and operate its properties and to conduct its businesses as currently owned and conducted, (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and to conduct its businesses as currently owned and conducted, except with respect to (iii) for circumstances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Buyer or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair Buyer’s ability to perform its obligations under this Agreement.

Section 3.2.               Validity of Agreement; Authorization.  Buyer has (with respect to this Agreement), or on the Closing Date and at the time of Closing will have (with respect to all other Transaction Documents to which it will be a party), the power and authority to enter into this Agreement and the other Transaction Documents to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and such other Transaction Documents and the performance of Buyer’s obligations hereunder and thereunder have been duly authorized by the appropriate governing body of Buyer, and no other proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance.  This Agreement and the other Transaction Documents to which Buyer is a party have been (in the case of this Agreement), or will be at the Closing (in the case of such other Transaction Documents), duly executed and delivered by Buyer and constitute (in the case of this Agreement), or will constitute (in the case of such other Transaction Documents) at the Closing, as applicable, Buyer’s valid and binding obligation enforceable against Buyer in accordance with its terms.

Section 3.3. No Conflict or Violation.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is or will be a party does not and will not: (a) violate or conflict with any provision of its Organizational Documents; (b) violate any applicable provision of Law; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which Buyer is bound or to which any of its stock, properties or assets is subject; (d) result in the creation or imposition of any Encumbrance upon any of its properties or assets, or (e) result in the cancellation, modification, revocation or suspension of any consent, license, permit, certificate, franchise, authorization, registration or filing with any Governmental Authority of Buyer except where such violations, breaches, defaults or Encumbrances in the aggregate would not have a Material Adverse Effect on the transactions contemplated hereby.

Section 3.4.                Consents and Approvals.  No consent, approval, waiver or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person (on the part of Buyer) is required for Buyer to execute and deliver this Agreement or the Transaction Documents to which Buyer is a party or to perform its obligations hereunder or thereunder.

Section 3.5. Brokers.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer and for which Seller will have any responsibility.

ARTICLE IV

COVENANTS

Section 4.1. Consents and Approvals.

The Seller has prior to the date of this Agreement filed its request to the DECC to transfer and assign the Transferred Interest to Buyer. The DECC provided its conditional approval on 5 October 2011. The Seller and Buyer shall each use all commercially reasonable efforts to meet the conditions from DECC and to obtain any other consents from Governmental Authorities required in connection with the assignment and transfer of the Transferred Interest under this Agreement and will cooperate fully in promptly seeking to obtain all such authorizations, consents, and approvals, giving such notices, and making such filings as are necessary.

Section 4.2. Further Assurances.  Upon the request of any Party at any time on or after the Closing Date, the other Party will promptly execute and deliver, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting Party or its counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the Transferred Interest and otherwise to effectuate the purposes of this Agreement.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1. Shared Conditions to the Parties’ Obligations.  The obligation of the Parties to proceed with the Closing contemplated hereby is subject to the receipt by Buyer and Seller of :

(a) all consents of DECC required under the Licence for the assignment and transfer of the Transferred Interest to Buyer; and

(b) Aimwell Energy Limited’s execution of the Licence Assignment, Novation and Amendment Agreement, and the JOA.

Section 5.2. Conditions to Buyer’s Obligations.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived in writing by Buyer in its sole discretion:

(a) The Seller shall have delivered, or be standing ready to deliver, to Buyer the items specified in Section 1.2(a), in each case duly executed and dated the Closing Date.

(b) All representations and warranties made by the Seller in Article II of this Agreement shall be true and correct in all material respects on and as of the date hereof and, except to the extent that any representation is specifically limited by the terms of such representation to the date of this Agreement or another specified date, on the Closing Date as if again made by the Seller on and as of the Closing Date.

Section 5.3. Conditions to Seller’s Obligations.  The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived in writing by the Seller in its sole discretion:

(a) Buyer shall have paid to the Seller the Purchase Price as provided in Section 1.3.

(b) All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the date hereof and, except to the extent that any representation is specifically limited by the terms of such representation to the date of this Agreement or another specified date, on the Closing Date as if again made by Buyer on and as of the Closing Date.

(c) Buyer shall have delivered to the Seller the items specified in Section 1.2(b), in each case duly executed and dated the Closing Date.

ARTICLE VI

TERMINATION

Section 6.1. Methods of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a) by the mutual written agreement of the Seller and Buyer;

(b) by written notice from Seller to the Buyer specifying with particularity the applicable Breach, if Buyer has committed a Breach, and such Breach would result in the failure of any condition to Closing set forth in Section 5.3; provided, if such Breach is curable through the exercise of commercially reasonable efforts, then the Seller may only terminate this Agreement if such Breach is not cured by Buyer as applicable, within thirty (30) days after the receipt by the Buyer of a Notification provided pursuant to Section 9.4 specifying with particularity such Breach; provided, further, that any right of Buyer to cure a Breach will terminate on the Outside Date;

(c) by written notice from Buyer to Seller specifying with particularity the applicable Breach, if the Seller has committed a Breach, and such Breach would result in the failure of the condition to Closing set forth in Section 5.2; provided, if such Breach is curable through the exercise of commercially reasonable efforts, then Buyer may only terminate this Agreement if such Breach is not cured within thirty (30) days after the receipt by the Seller of a Notification provided pursuant to Section 9.4 specifying with particularity such Breach; provided, further, that any right of Seller to cure a Breach will terminate on the Outside Date;

(d) by written notice from either the Seller or Buyer to the other Party, if any condition to the terminating Party’s obligation to proceed with the Closing is not satisfied on or before January 31, 2012 (the “Outside Date”), or if satisfied prior thereto, does not remain satisfied on the Closing Date, and non-satisfaction of such condition was not the result of the other Party’s Breach, provided that no Party whose Breach has resulted in a condition to such Party’s obligation to proceed with Closing not being satisfied will have the right to terminate this Agreement under this Section 6.1(d).

Section 6.2.            Effect of Termination.  The following provisions shall apply in event of a termination of this Agreement:

(e) If the Seller has the right to terminate this Agreement pursuant to Section 6.1(b) and the Buyer does not have the right to terminate this Agreement, then the Seller may elect either to (i) specifically enforce the covenants and obligations of Buyer under this Agreement, or (ii) terminate this Agreement.

(f) If Buyer has the right to terminate this Agreement pursuant to Section 6.1(c) and the Seller does not have the right to terminate this Agreement, then Buyer may elect either to (i) specifically enforce the covenants and obligations of the Seller under this Agreement or (ii) terminate this Agreement.

(g) In the event of termination of this Agreement pursuant to Section 6.1 hereof, then except as otherwise set forth in this Section 6.2, this Agreement shall forthwith become void and there shall be no other liability hereunder on the part of Buyer or the Seller (or their respective officers or directors).

ARTICLE VII

SURVIVAL

Section 7.1. Survival.  The representations and warranties of the Seller or the Buyer contained herein or in any certificates or other documents delivered pursuant to this Agreement on the Closing Date shall survive the Closing for a period of six months following the Closing Date. Notwithstanding any other provision of this Agreement, should it be determined after Closing that Seller had breached the representations and warranties of the Seller under this Agreement, Buyer’s sole remedy shall be termination of this Agreement as set forth in Article VI and, if applicable, Buyer may make written demand on Seller that Seller return the Purchase Price to Buyer and Buyer shall assign, transfer and convey as beneficial owner the Transferred Interest to Seller pursuant to a Licence Assignment and Deed of Interest Assignment similar in form to those attached to this Agreement. Such payment by Seller shall be within five (5) days of Buyer’s written demand and Buyer shall make the assignments set forth in the preceding sentence promptly upon Seller’s repayment of the Purchase Price to Buyer.

ARTICLE VIII

POST CLOSING OBLIGATIONS

Section 8.1. Escrow.  Seller and Buyer shall create an escrow account with an entity to be mutually agreed in which each of Buyer and Seller shall deposit the amount of three hundred twenty-five thousand pounds sterling (£325,000) (the “Seismic Deposit”) which funds shall be used for the payment of a seismic contract to acquire 60 kilometers of 2D seismic data, as required under the Licence. If the Parties elect to acquire less than 60 kilometers of 2D seismic data then the amount of the Seismic Deposit shall be proportionately reduced to take into account the amount of seismic data agreed to be acquired. The Seismic Deposit shall be paid into the escrow account by Buyer and Seller on the day fifteen (15) days before the commencement of the seismic data acquisition operations pursuant to the seismic contract which date (‘the Payment Date’) will be provided to Buyer by at least 10 days’ advance written notice from Seller. If Buyer does not make the Seismic Deposit as provided hereunder, Buyer shall be in material default of this Agreement and Buyer shall, within ten (10) days of Seller’s demand therefor, assign, transfer and convey as beneficial owner the Transferred Interest to Seller pursuant to a Licence Assignment and Deed of Interest Assignment similar in form to those attached to this Agreement. Payments from the escrow account shall be made directly to the seismic contractor pursuant to the seismic contract until the escrow account is exhausted or the seismic contract has been paid in full. If any funds remain in the escrow account after the seismic contract has been paid in full, such remaining funds shall be paid to Seller and Buyer in the ratio 50/50.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1. Successors and Assigns.  Except as set forth in the following sentence, this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns; provided, however, that no Party shall assign or delegate any of its rights or obligations created under this Agreement without the prior written consent of the other Party. Seller shall have the right to assign this Agreement to a wholly owned subsidiary or controlled affiliated entity.

Section 9.2. Third Party Beneficiary.  A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms of this Agreement.

Section 9.3. Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal, accounting, financial advisory and other fees, costs and expenses of a Party incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

Section 9.4. Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by overnight courier or sent by facsimile (with evidence of confirmation of receipt) to the Parties at the following addresses:

If to Seller, to:

Alamo Energy Corp.
   10575 Katy Freeway, Ste. 300
Houston, TX 77024
Attention: Allan Millmaker
   Facsimile: #7134648381

   alternatively by email: allan@alamoenergycorp.com

with a copy (which shall not constitute notice) to:
Richard L. Edmonson
Hall Estill Attorneys at Law
320 South Boston Ave., Ste. 200
Tulsa, Oklahoma 74103
Facsimile: (918) 594-0505

alternatively by email: REdmonson@HallEstill.com

If to the Seller, to:

Northdown Energy Limited
   Oldfield House,
   Oldfield Road,
   London,
   SW19 4SD

   Facsimile: Not Applicable

   alternatively by email: peter.ross@wimbledonenergy.co.uk

with a copy (which shall not constitute notice) to:

   Alex MacDonald
   2 Rookery Mead
   Netherne on the Hill
   Coulsdon
   Surrey
   CR5 1NY

   Facsimile: Not Applicable

   alternatively by email: alexmacd47@gmail.com

or to such other Persons or at such other addresses as shall be furnished by any Party by like notice to the other Party, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.  No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless notice of such change shall have been given to such other Party as provided in this Section 9.4.

Section 9.5.             Entire Agreement.  This Agreement, together with the Exhibits hereto, the Confidentiality Agreement between Seller and Buyer dated 14 September 2011, and the other Transaction Documents, represent the entire agreement and understanding of the Parties with reference to the transactions set forth herein and therein and no representations or warranties have been made in connection herewith and therewith other than those expressly set forth herein or therein.  This Agreement, together with the Exhibits hereto, and the other Transaction Documents, supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter hereof or thereof, except the Confidentiality Agreement referenced above which remains in effect as between Seller and Buyer,  and all prior drafts of such documents, all of which are merged into such documents.  No prior drafts of such documents and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving such documents.

Section 9.6.   Waivers and Amendments.  The Seller or Buyer may, by written notice to the other Party:  (a) extend the time for the performance of any of the obligations or other actions of the other Party; (b) waive any inaccuracies in the representations or warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement by the other Party; (c) waive compliance with any of the covenants of the other Party contained in this Agreement; (d) waive performance of any of the obligations of the other Party created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement or in any documents delivered pursuant to this Agreement by the other Party.  The waiver by any Party of a Breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent Breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties.

Section 9.7.         Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties shall negotiate in good faith to modify this Agreement to include a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.8.             Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9.             Signatures and Counterparts.  Facsimile or electronic transmission of any signed original document and/or retransmission of any signed facsimile or electronic transmission shall be the same as delivery of an original.  At the request of Buyer or the Seller, the Parties will confirm facsimile or electronic transmission by signing a duplicate original document.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10.            Enforcement of the Agreement; Damages.  Each of the Parties hereto acknowledges and agrees that in the event any covenant or obligation of the acknowledging Party to be performed after Closing is not performed in accordance with the specific terms of this Agreement or is otherwise breached, then the other Party shall be entitled to an injunction or injunctions to prevent such non-performance or breach and to specifically enforce the covenants and obligations of the acknowledging Party to be performed after Closing, in any courts having jurisdiction.

Section 9.11.            Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of England and without regard to any conflicts of Laws concepts that would apply the substantive Law of some other jurisdiction.

Section 9.12.            Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; (e) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (f) references to money refer to legal currency of the United Kingdom. The headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE X

DEFINTIONS

“Agreement” has the meaning assigned to such term in the Preamble.

“Aimwell Agreement” shall have the meaning set forth in the Preamble.

“Breach” means any matter, fact or circumstance that constitutes a breach by a Party of any representation, warranty, agreement, obligation, or covenant of such Party contained in this Agreement.

“Buyer” has the meaning assigned to such term in the Preamble.

“Closing” has the meaning assigned to such term in Section 1.1(b).

“Closing Date” has the meaning assigned to such term in Section 1.1(b).

“DECC” shall mean the Department of Energy and Climate Change of the United Kingdom.

“Deed of Interest Assignment” shall have the meaning set forth in Section 1.2(a)(ii).

“Encumbrances” has the meaning assigned to such term in Section 1.1(a).

“Execution Date” has the meaning assigned to such term in the Preamble.

“Governmental Authority” means any government, court, department, agency or commission or other governmental or regulatory body or authority.

“JOA” shall have the meaning set forth in Section 1.2(a)(iv).

“Knowledge of the Seller” means matters, facts or circumstances that Allan Millmaker or Phillip Mann (without a duty of inquiry) either because such matters, facts or circumstances were disclosed to them or otherwise brought to their attention in their capacities as officers or members of management of the Seller.

“Law” has the meaning assigned to such term in Section 2.3.

“Legal Proceedings” shall have the meaning set forth in Section 2.5.

”Licence” shall have the meaning set forth in the Preamble.

“Licence Assignment” shall have the meaning set forth in Section 1.2(a)(i).

“Licence Blocks” shall have the meaning set forth in the Preamble.

“Material Adverse Effect” means any change, effect, event or occurrence with respect to the condition or existence of the Licence, taken as a whole, or that materially or adversely affects the ability of Seller or Buyer, as applicable, to consummate the transaction contemplated hereby.

“Novation and Amendment Agreement” shall have the meaning set forth in Section 1.2(a)(iii).

“Organizational Documents” means with respect to any entity, the certificate of incorporation, by-laws, certificate of formation, limited liability company operating agreement, partnership or limited partnership agreement or other formation or governing documents of such entity.

“Outside Date” has the meaning assigned to such term in Section 6.1(d).

“Parties” or “Party” has the meaning assigned to such term in the Preamble.

“Person” means an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, other entity.

“Purchase Price” has the meaning assigned to such term in Section 1.3.

“Seller” has the meaning assigned to such term in the Preamble.

“Transaction Documents” means this Agreement and the other agreements, contracts, documents, instruments and certificates provided for in this Agreement to be entered into by one or more of the Parties hereto in connection with the transactions contemplated by this Agreement.

“Transferred Interest” shall have the meaning set forth in the Preamble.

(execution page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER: ALAMO ENERGY CORP.
By:
Its:

BUYER: NORTHDOWN ENERGY LIMITED.
By:
Its:

EXHIBIT A

LICENCE ASSIGNMENT

EXHIBIT B

DEED OF INTEREST ASSIGNMENT

EXHIBIT C

NOVATION AND AMENDMENT AGREEMENT

OF PARTICIPATION AGREEMENT

EXHIBIT D

JOINT OPERATING AGREEMENT